As Filed with the Securities and Exchange Commission on April 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Canaan Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

28 Ayer Rajah Crescent

#06-08

Singapore 139959

(Address, including zip code, of registrant’s principal executive offices)

Amended and Restated 2018 Share Incentive Plan

(Full title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

+1-212-947-7200

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nangeng Zhang Chief Executive Officer 28 Ayer Rajah Crescent #06-08 Singapore 139959	Mengyu Lu, Esq. Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3761-3300	Justin You Zhou, Esq. Kirkland & Ellis International LLP 58th Floor, China World Tower A No. 1 Jian Guo Men Wai Avenue Chaoyang District, Beijing 100004 People’s Republic of China +86 10 5737-9315

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering an aggregate of 839,016,673 additional Class A Ordinary Shares of Canaan Inc. (the “Registrant”) which are reserved for issuance under the Registrant’s 2018 Plan. These 839,016,673 additional Class A Ordinary Shares have been authorized under the 2018 Plan as amended and effective in April 2021, the date of the approval by the Registrant’s board of directors (“Board”). These 839,016,673 additional Class A Ordinary Shares are of the same class as other securities for which registration statements on Form S-8 (File No. 333-271339, 333-238717 and File No. 333-255471) were filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2020, April 23, 2021, and April 19, 2023, respectively (the “Existing S-8 Registration Statements”), but were not previously registered under the Existing S-8 Registration Statements.

An aggregate of 828,078,107 Class A Ordinary Shares in the capital of the Registrant were previously registered for issuance under the 2018 Plan pursuant to the Existing S-8 Registration Statements. Pursuant to General Instruction E to Form S-8, the contents of the Prior S-8 Registration Statements are incorporated by reference into this Registration Statement, except as otherwise set forth herein.

In accordance with the terms of the 2018 Plan, as amended, the total number of ordinary shares which may be issuable pursuant to Awards under the 2018 Plan initially totaled 51,624,000 ordinary shares, provided, however, that the maximum number of unallocated Ordinary Shares which may be issuable pursuant to Awards under the 2018 Plan shall be automatically increased on the first day of each fiscal year (i.e., January 1 of each calendar year) during which the Plan remains in effect to fifteen percent (15%) of the then total issued and outstanding ordinary shares of the Company, if and whenever the unallocated ordinary shares which may be issuable pursuant to Awards under the 2018 Plan account for less than three percent (3%) of the then total issued and outstanding ordinary shares of the Company.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a. The Registrant’s registration statement on Form S-8 (File No. 333-238717) filed with the Commission on May 27, 2020;

b. The Registrant’s registration statement on Form S-8 (File No. 333-255471) filed with the Commission on April 23, 2021;

c. The Registrant’s registration statement on Form S-8 (File No. 333-271339) filed with the Commission on April 19, 2023;

d. The Registrant’s annual report on Form 20-F filed with the Commission on April 18, 2025, which includes audited financial statements for the fiscal year ended December 31, 2024; and

e. The description of the Registrant’s Class A Ordinary Shares contained in its Registration Statement on Form 8-A (Registration No. 001-39127) filed with the Commission on November 6, 2019 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-234356), as amended, initially filed with the Commission on October 28, 2019, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Form of the Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-1 (Registration No. 333-234356), initially filed with the Securities and Exchange Commission on October 28, 2019)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP

10.1	Amended and Restated 2018 Share Incentive Plan (as amended in April 2021) (incorporated herein by reference to Exhibit 4.1 to the annual report on Form 20-F (File No. 001-39127), filed with the Securities and Exchange Commission on April 21, 2021)

23.1*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.2*	Consent of KPMG Huazhen LLP

24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on April 18, 2025.

Canaan Inc.

By:	/s/ Nangeng Zhang
	Name:	Nangeng Zhang
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Nangeng Zhang as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on April 18, 2025.

Signature	Title

/s/ Nangeng Zhang	Chairman and Chief Executive Officer (principal executive officer)
Name: Nangeng Zhang

/s/ Wenjun Zhang	Independent Director
Name: Wenjun Zhang

/s/ Hongchao Du	Independent Director
Name: Hongchao Du

/s/ Zhitang Shu	Independent Director
Name: Zhitang Shu

/s/ Yaping Zhang	Independent Director
Name: Yaping Zhang

/s/ James Jin Cheng	Chief Financial Officer
Name: James Jin Cheng

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Canaan Inc. has signed this registration statement or amendment thereto in New York, United States on April 18, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. DeVries
	Name:	Colleen A. DeVries
	Title:	Senior Vice President on behalf of Cogency Global Inc.